Exhibit 15.11

Gaffney, Cline & Associates
(Consultants) Pte. Ltd.
80 Anson Road
#31-01C Fuji Xerox Towers
Singapore 079907
Telephone: +65 6225 6951

www.gaffney-cline.com

11 March 2020

CNOOC Limited

No. 25, Chaoyangmenbei Daijie

Dongcheng District

Beijing 100010,

P.R. China

Dear Sirs,

Consent of Gaffney, Cline & Associates

As independent reserve advisors for CNOOC Limited (CNOOC), Gaffney, Cline & Associates (GCA) hereby confirms that it has granted and not withdrawn its consent to the references to GCA and to the inclusion of information contained in our reports entitled “Independent Letter –The Missan Oil Fields In Eastern Iraq Estimated Proved Reserves and Financial Data, Based on SEC Rules as of 31 December 2019” and “Independent Letter –The Greater Angostura Fields Block 2C, Trinidad & Tobago Estimated Proved Reserves and Financial Data, Based on SEC Rules as of 31 December 2019” dated March 2020 prepared for CNOOC, and to the annexation of our reports as an exhibit on Form 20-F in CNOOC’s Annual Report pursuant to Section 13 or 15(d) of the Securities and Exchange Commission Act of 1934, and to the incorporation by the reference in any Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

Yours faithfully,

Gaffney, Cline & Associates (Consultants) Pte Ltd

/s/ Peter A. Adam

Peter A. Adam, Principal Advisor

PAA/jbi/PS-19-2058 & PS-18-2059/L0041

CNOOC Limited

UEN: 198701453N